** Indicates that information has been omitted herein pursuant to a request for confidential treatment filed with the Securities and Exchange Commission simultaneously herewith.



                                                               Exhibit 10.20
--------------------------------------------------------------------------------

                         AGREEMENT FOR TERMINAL FACILITY
                                COLLOCATION SPACE

      THIS AGREEMENT made as of this 2nd day of July, 1998, (the "Effective Date") by and between COMSTOR Corporation, a Virginia corporation, hereinafter called "COMSTOR", and SAGE Networks, Inc., hereinafter called "Customer."

                                    RECITALS

      WHEREAS, COMSTOR currently owns or leases certain premises (the "Premises") described in the Collocation Schedule(s) and amendments thereto, if any, identified herewith and made a part hereof, at which certain services shall be provided in conformity with the applicable specifications set forth in each Collocation Schedule. Each Collocation Schedule shall only be effective upon its being dated and subscribed to by the parties for identification purposes and together with the terms hereof shall constitute the entire agreement between the parties with respect to the Collocation Space (collectively the "Agreement"); and

      WHEREAS, Customer desires access to the Premises to locate therein certain telecommunications equipment and other data processing equipment used by Customer in its Internet Web Hosting business and cabling (hereinafter the "Equipment") for the purpose of interconnecting the Equipment with COMSTOR's telecommunications network (the "COMSTOR Network"); and

      WHEREAS, COMSTOR is willing to grant Customer a license to store equipment in a portion of the Premises (hereinafter the "Terminal Facility") upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, COMSTOR and Customer (collectively the "Parties") hereby agree as follows:

I.    LICENSE TO OCCUPY, PERMISSIBLE USE AND RELOCATION PROVISIONS.

A. COMSTOR hereby grants to Customer a non-exclusive license to use its facilities hereinafter described and attendant space associated with such facilities. The parties understand and acknowledge that this Agreement is not intended to grant any legal or beneficial right, title or interest in real property or in any leasehold estate, or to grant any possessory right, title or interest, legal, beneficial or otherwise, in any such property interest or estate. The license granted hereby shall not constitute any legal or beneficial interest in personal property, but shall be and remain a license to use said facility limited by the terms and conditions of this Agreement. Nothing contained herein shall be construed as altering or amending the nature of the foregoing grant. Further, this Agreement shall be interpreted in a manner consistent with said grant and any provision hereof which cannot be interpreted in such consistent manner shall be null and void and unenforceable. The license hereby granted is personal to Customer.

B. COMSTOR grants to Customer a license to store its and its customers equipment in a portion of the Terminal Facility (the "Collocation Space" or the "Space") depicted in each Collocation Schedule attached hereto.

C. Only upon the express written consent of COMSTOR may Customer interconnect the Equipment with equipment or services of any local access provider other than COMSTOR, which consent will not be unreasonably withheld. If Customer should interconnect the Equipment with equipment or services of any entity other than COMSTOR without obtaining the


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      prior written consent of COMSTOR, Customer shall be in breach of this
      Agreement and COMSTOR may pursue any legal or equitable remedy, including but not limited to the immediate termination of the license pursuant to
      Section VI, below. If access provided under the Internet Service Agreement is down for a 24 hour period, Customer will have the right to interconnect Equipment with a local access provider in addition to COMSTOR.

D. In connection with the Space made available hereunder during the Term, COMSTOR shall perform services which support the overall operation of the Terminal Facility (e.g., janitorial services, environmental systems maintenance, and power plant maintenance) at no additional charge to Customer.

E. Internet access and connectivity to be provided to Customer and the space during the Term will be in accordance with the Internet Service Agreement entered into between Customer and COMSTOR dated as of 2 July 1998, the Terms of which are incorporated herein by reference.

F. Without expressed prior written consent of Customer, COMSTOR will not effect in any manner either physically or electronically Customer Equipment, except in such instances where such intervention will prevent damage to the Equipment or other equipment located in the terminal facility.

G. Customer shall provide to COMSTOR an update and keep current a complete list of all persons to which Customer has granted access to the Terminal facility.

II.   TERM OF AGREEMENT, TERMINATION AND RENEWAL.

A. Customer's license to occupy each Collocation Space shall begin on the "Requested Service Date", as set forth in paragraph 3 of each individual Collocation Schedule or on the date COMSTOR completes the build-out of the Space, whichever is later. The minimum term of the Customer's license to store equipment in the Terminal Facility shall be the period set forth in the Collocation Schedule (the "Minimum Term").

B. If COMSTOR fails for any reason to grant access to the Space to Customer on or before the Requested Service Date (July 6, 1998 for 110v and July 13, 1998 for 220v) this Agreement shall not be void or voidable. Notwithstanding the foregoing if COMSTOR fails to grant access to the Space to Customer within a thirty (30) day period after such Requested Service Date (due to any reason other than the acts or omissions of Customer), Customer may upon written notice to COMSTOR, declare relevant Collocate Schedule null and void with no further obligation by Customer under the relevant Collocate Schedule, and COMSTOR shall refund all fees and charges paid in advance by Customer. In the event that COMSTOR is delayed in granting access to the Space to Customer for any reason other than the acts or omissions of Customer, Customer shall not be obligated to pay the Collocation Fee or Service Fee (as hereinafter defined) hereunder until such time as COMSTOR tenders possession of the Space to the Customer. Except as provided herein, COMSTOR shall not be liable to Customer in any way as a result of such delay or failure to tender possession.

C. Subject to the conditions specified in this Section II, Customer shall have the option, upon at least thirty (30) days' prior written notice to COMSTOR, to renew its license to store Equipment in the Space (the "Renewal Periods") for the period(s) of time and on the terms and conditions which are set forth in this Agreement and the Collocation Schedule relevant thereto. The Minimum Term and any Renewal Periods are sometimes collectively referred to as the "Term".

D. Customer's option to renew its license to store Equipment in the Space, pursuant to the Terms hereof shall be contingent on the election by COMSTOR to continue to own or lease the


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      Premises in which the Space is located for the duration of the Renewal
      Period(s), such election to be exercised at the sole discretion of COMSTOR. If COMSTOR elects to exercise such option, COMSTOR will provide Customer 120 Days prior written notice before the end of the Term.

E. Following the expiration of the first twelve months of the Term, Customer shall have the right to terminate this Agreement upon one hundred twenty
      (120) days' prior written notice to COMSTOR, subject to payment of the termination charges set forth in Paragraph 10 of the annexed Collocation Schedule.

F. Upon termination or expiration of the Term for each Space, Customer agrees to remove the Equipment and other property which has been installed by Customer or Customer's agents. In the event such Equipment or property has not been removed within thirty (30) days of the effective termination or expiration date, COMSTOR shall have the right, upon an additional 15 day notice to Customer, to remove, relocate, or otherwise store such Equipment or property at Customer's expense.

G. In the event the Terminal Facility becomes the subject of a taking by eminent domain by any authority having such power, COMSTOR shall have the right to terminate this Agreement. COMSTOR shall attempt to give Customer reasonable advance notice of the removal schedule. Customer shall have no claim against COMSTOR for any relocation expenses, any part of any award that may be made for such taking or the value of any unexpired term or renewed periods that results from a termination by COMSTOR under this provision, or any loss of business from full or partial interruption or interference due to any termination. However, nothing contained in this Agreement shall prohibit Customer from seeking any relief or remedy against the condemning authority in the event of an eminent domain proceeding or condemnation which affects the Space.

III.  PRICES AND PAYMENT TERMS.

A. Customer shall pay COMSTOR monthly recurring fees (the "Recurring Fees") which shall include charges for use and equipment storage in the Space (the "Collocation Fees"), as well as cross-connect fees (the "Cross-Connect Fees") and power charges (the "Power Charges"), if applicable. In addition to any Recurring Fees, Customer shall be charged non-recurring fees for build-out of the Space (the "Build-Out Charges"), including, where applicable, cross-connect installation fees and/or Dispatch Labor Charges, where applicable, all of which shall be set forth in the relevant Collocation Schedule and the Exhibits thereto. If Customer requests that COMSTOR provide services not delineated herein or in the collocation schedules at any time during the Term, such services shall be provided at prices mutually negotiated by the parties.

B. Prices do not include taxes, except as specifically stated herein. Customer agrees to pay or reimburse COMSTOR for any applicable taxes that are levied based on the transactions hereunder, exclusive of COMSTOR's income taxes and real estate taxes on the Terminal Facility. Any such charges shall be invoiced and payable within the payment terms of this Agreement. COMSTOR agrees to provide Customer with reasonable documentation to support invoiced amounts for taxes within thirty (30) calendar days of receipt of a Customer written request.

C. The Collocation Fee and/or Power Charges shall be increased by any increases or decreased by any decreases, incurred by COMSTOR and required under the lease relevant to the Premises in which the Space is located. Customer shall pay to COMSTOR its pro rata share of any such increases based on the number of square feet of the Space compared to the number of square feet leased by COMSTOR under the applicable lease. COMSTOR shall notify Customer of any such increase as soon as practicable. If such increases in the aggregate during the Term


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      exceed 3% then Customer shall have the right to terminate this agreement upon ninety (90) days written notice from COMSTOR, provided such notice is delivered to COMSTOR within thirty (30) days of COMSTOR's notice to Customer.

D. All Recurring Fees shall be invoiced in the beginning of each month commencing on the first day of the Term as identified in the Collocation Schedule and thereafter, on the first day of each calendar month. Charges for partial months shall be prorated accordingly. All Recurring Fees shall be payable net sixty (60) days from date of invoice. Late payments shall be subject to late charges if payment is not received within the payment term period. The late payment charges will be calculated based on 1.5% per month of the unpaid amount.

E. Customer agrees to reimburse COMSTOR for all reasonable repair or restoration costs associated with damage or destruction caused by Customer's personnel, Customer's agents, Customer's customers, or Customer's suppliers/contractors or Customer's visitors during the Term or as a consequence of Customer's removal of the Equipment or property installed in the Space.

IV. ADDITIONAL TERMS GOVERNING USE OF COLLOCATION SPACE; INSTALLATION OF EQUIPMENT.

A. Before beginning any delivery, installation, replacement, alteration or removal work, Customer must obtain COMSTOR's written approval of Customer's choice of suppliers and contractors. COMSTOR may request additional information before granting approval and may require scheduling changes and substitution of suppliers and contractors as conditions of its approval. Approval by COMSTOR is not an endorsement of Customer's supplier or contractor, and Customer will remain solely responsible for the selection of the supplier or contractor and all payments for construction work.

B. Customer shall not make any construction changes or material alterations to the interior or exterior portions of the Space, including any cabling or power supplies for the Equipment, without obtaining COMSTOR's written approval for Customer to have the work performed or have COMSTOR perform the work.

C. Customer's use of the Space, installation of Equipment and access to the Terminal Facility shall at all times be subject to Customer's adherence to the generally accepted industry standards, security rules and rules of conduct established by COMSTOR for the Terminal Facility. Customer agrees not to erect any signs or devices to the exterior portion of the Space without submitting the request to COMSTOR and obtaining COMSTOR's written approval, which will not be unreasonably withheld.

D. Customer may not provide or make available to any third party space within the Collocation Space other than Customers own collocation customers without COMSTOR's prior written consent. If Customer should provide or make available to any third party except its own collocation customers space within the Collocation Space without obtaining the written consent of COMSTOR, Customer shall be in breach of this Agreement and COMSTOR may pursue any legal or equitable remedy, including but not limited to the immediate termination of the license pursuant to Section VI, below.

E. Customer shall be permitted to utilize the areas of Collocation Space or Terminal Facility designated as "Personnel Areas" on "DIAGRAM 1" as temporary workspace to house employees, and may not house or store any server equipment in such areas, other than desktop computers and other system monitoring computers. This agreement is neither a rental agreement nor sublease and shall convey none of the associated or implied rights or privileges of either to Customer.


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V.    INSURANCE.

Customer agrees to maintain, at Customer's expense, during the entire time this Agreement is in effect for each Collocation Space (i) Comprehensive General Liability Insurance in an amount not less than One Million Dollars ($1,000,000.00) per occurrence for bodily injury or property damage, (ii) Employer's Liability in an amount not less than Two Hundred Thousand Dollars ($200,000.00) per occurrence, and (iii) Worker's Compensation in an amount not less than that prescribed by statutory limits. Prior to storing equipment in the Collocation Space, Customer shall furnish COMSTOR with certificates of insurance which evidence the minimum levels of Customer's insurance coverage as set forth herein and which names COMSTOR as an additional insured.

VI.   DEFAULT AND TERMINATION.

A. COMSTOR may declare the license granted hereunder to be null and void, terminate this agreement, and, without incurring liability therefor, prohibit Customer from using the license if (a) Customer becomes insolvent, is generally unable to pay its debts as they become due or is adjudicated bankrupt by a court of competent jurisdiction ; (b) proceedings are commenced by or against Customer in any court under a bankruptcy act or for the appointment of a trustee, receiver of Customer's property or establishment of a debtor-in-possession, and the same is not dismissed within (60) days (c) Customer defaults in paying all or part of the Recurring Fees, late charges or interest under Article III hereof when due, or (d) Customer fails to perform any other covenant, agreement, condition, rule, or regulation now or subsequently contained herein for more than 30 days after COMSTOR gives written notice thereof. Such period of 30 days may be extended by COMSTOR in its sole reasonable discretion where the Customer is unable to cure such default within such period due to facts and circumstances beyond its control despite proceeding in good faith using its best efforts. Such sole discretion shall not be withheld unreasonably. Failure by COMSTOR to exercise any of its rights hereunder shall not constitute a waiver of any past, present or future right or remedy.

B. If COMSTOR fails to perform its obligations hereunder, Customer may, at its sole option and with written notice, issue a default termination letter to COMSTOR to cure the default condition. If the default condition is not remedied or if COMSTOR has not commenced curing such default condition within the time period specified in the notice letter and diligently continues curing such default to completion, which shall not be less than thirty (30) days, Customer may then, without the necessity of any further notice, discontinue performance and terminate this Agreement, as applicable, for default and pursue any other remedies available at law or in equity. Customer's failure to exercise any of its rights hereunder shall not constitute or be construed by COMSTOR as being a waiver of any past, present, or future right or remedy.

C. Beginning at any time after November 1, 1998 COMSTOR reserves the right to rescind the license granted by this Agreement for any reason upon 120 days prior written notice to Customer delivered no sooner than November 1, 1998; upon a determination that is in its best interest to terminate its occupancy and use of the Collocation Space. If it terminates such occupancy and use, it shall use its best efforts to arrange for the occupancy and use of the Collocation Space by Customer without the involvement of COMSTOR upon such terms and conditions as may be available in the market.

VII.  WARRANTIES, REMEDIES AND DISCLAIMERS.

A. COMSTOR shall, at COMSTOR's own expense, defend, indemnify and hold Customer harmless against any and all claims that the Collocation Space used by Customer hereunder infringes on any third party's property or ownership rights. COMSTOR shall, at COMSTOR's sole option, either (i) settle any such claim, (ii) secure valid rights for Customer's continued use, or (iii)


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      furnish equivalent Collocation Space satisfactory to Customer within the terminal facility, that is not infringing and that can be used to satisfy the original specifications in COMSTOR's determination. This warranty and remedy by COMSTOR shall be valid only if (i) Customer gives COMSTOR prompt written notice upon Customer's receipt of any such claim, (ii) Customer provides COMSTOR with all pertinent information in its possession relative to such claim and (iii) COMSTOR shall have sole control over the settlement or defense of such claim.

B. Except for the warranties set forth in this Article, there are no warranties, whether express, implied, oral, or written, with respect to the Collocation Space or services covered or furnished pursuant to this Agreement, including but not limited to, any implied warranty of merchantability or fitness for a particular purpose. Moreover, the remedies provided in this Article are exclusive and in lieu of all other remedies.

VIII. EXCUSED PERFORMANCE.

Neither Party shall be liable to the other Party under this Agreement for any failure or delay in performance that is due to causes beyond its reasonable control, including but not limited to, acts of nature, governmental actions, fires, civil disturbances, interruptions of power, or transportation problems.

IX.   ASSIGNMENT OR TRANSFER.

Customer shall not assign or transfer the rights or obligations associated with this Agreement, in whole or in part, without COMSTOR's prior written consent.

X.    PUBLICITY.

Customer shall not use COMSTOR's name in publicity or press releases without COMSTOR's prior written consent.

XI.   LIMITATION OF LIABILITY.

A. In no event shall COMSTOR or any of its officers or employees be liable for any loss of profit or revenue by Customer or for any consequential, incidental, special, punitive or exemplary damages incurred or suffered by Customer, nor for any loss of power or HVAC interruption, even if COMSTOR has been advised of the possibility of such loss or damage.

B. Customer shall indemnify and hold harmless COMSTOR, its officers and employees, servants, agents, affiliates and parent, from and against any and all claims, cost, expenses or liability arising out of Customer's use of the Collocation Space or Customer's operation of the Equipment within the Collocation Space, plus reasonable attorney fees incurred by the Party who incurred such loss or damage.

C. Notwithstanding anything to the contrary contained herein, each Party shall be liable to the other for damage or loss to any property or persons if such damage or loss is caused by gross negligent or willful act or omission of such Party or its officers, employees, servants, agents, affiliates or contractors or by the malfunction of any equipment supplied or operated by said Party.

XII.  SURVIVAL PROVISIONS.

The Parties rights and obligations which by their nature would extend beyond the termination, cancellation or expiration of this Agreement shall survive such termination, cancellation or


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expiration.

XIII. NOTICES.

All notifications made hereunder shall be in writing and shall be delivered either by certified mail, return receipt requested. (in which case notice is effective 3 days after mailing) or by overnight courier ( in which case notice is effective upon day of receipt). All notifications and transmittals to COMSTOR issued pursuant to the provisions of this Agreement shall be sent to:

      c/o Comstor Corporation             Eisenhower, Tarby and Laufer, P.C.
      14116 Newbrook Drive                      10476 Armstrong Street
      Chantilly, VA  20151                Fairfax, VA 22030
      ATTN: Ken Canard, VP, Technology    Attn: Rick Tarby, Councel

All formal notices and transmittals to Customer shall be sent to all three of the following locations:

      Sage Networks                       Sage Networks, Inc.
      215 First Street                          11 Martine Avenue
      3rd floor D-Wing                    12th floor
      Cambridge, MA 02142                 White Plains, NY 10606
      ATTN: Rajat Bhargava, COO           ATTN: Bruce S. Klein, General Counsel

      Sage Networks, Inc.
      7925 Westpark Drive
      McLean, VA 22102
      ATTN: David Link, Dir. of Sales ESG

Either Party may change the notice address or addressee by providing prior written notice.

XIV.  APPLICABLE LAW.

This Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to Virginia's choice of law principles.

XV.   ENTIRE AGREEMENT.

This Agreement, including all Attachments, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements of such Parties in connection herewith. Customer acknowledges that it has not been induced to enter into this Agreement by any representative or promise not specifically expressed in this Agreement. Any modification made hereto shall not be valid and binding unless it is in writing and signed by both Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMSTOR CORPORATION                 SAGE NETWORKS, INC.

/s/ Barry Culman                    /s/ Leonard J. Fassler
---------------------------------   ---------------------------------
    Barry Culman                        Leonard J. Fassler,


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President                           Co-Chairman


-------------------------           -------------------------
Date                                Date


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                           COLLOCATION SCHEDULE NO. 1

This Collocation Schedule is made as of this 2nd day of July, 1998 (the "Effective Date") and subject to all definitions, terms and conditions of that certain Agreement for Terminal Facility Collocation Space , dated as of the 2nd dayt of July 1998 the ("Agreement") by and between COMSTOR Corporation ("COMSTOR") and SAGE NETWORKS ("Customer").

1. ADDRESS OF TERMINAL FACILITY:                2.    SPACE ALLOCATION

7925 Westpark Drive                             As designated in "DIAGRAM 1"
Suite B1
McLean, VA 22102

3. MINIMUM TERM: 36 Month(s)                    4.    RENEWAL PERIOD:

Requested service date: 6 July 1998             Month to Month

5.    MONTHLY RECURRING SERVICE FEES


Diagram 1 Striped Area in B22                 ** US / month - Equipment(1,2)
Diagram 1 Striped Area in B23                 ** US / month - Equipment(1,2)
Diagram 1 Striped Area in B16, B49, & B48     ** US / month - Personnel(1,2)
AC Power @ 110VAC                             ** / month / available AMP (3)
AC Power @ 208VAC                             ** / month / available AMP (3)


(1) As per terms outlined in paragraph IV.E

(2) Reflect multi-year ** discount of **

(3) Does not apply to power provided in personnel areas

6.    NON-RECURRING FEES


208 VAC Power Build-Out                       ** US (208 VAC to 16 Racks)
110 VAC Power Build-Out                       ** US (110 VAC to 20 Racks)


7.    ENVIRONMENT & POWER

      Areas in B22 and B23 will be environmentally controlled 24x7 at STP.

      COMSTOR will provide 16 x 208VAC @ 20 AMP and 120 x 10VAC @ 20 AMP circuits, backed up by Generator, which will be terminated in B22 and B23 at rack slots designated by Customer.

8.    CABLING

Customer will be responsible for all communications cabling between Customer equipment and from SAGE equipment to non-COMSTOR carriers. Cable type and path must be approved by COMSTOR prior to installation.


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9.    SCHEDULE FOR COMPLETION

      Terminal Facility Space will be available 6 July 1998, however Generator backed up power may not be available until 15 September 1998. COMSTOR will work diligently and make best effort to provide generator backup prior to 15 September 1998 if possible.

10.   TERMINATION

      Should customer terminate this agreement, for any reason, prior to MINIMUM TERM as designated in paragraph 3 of this Schedule, customer shall be liable to COMSTOR for termination charges as outlined in the following schedule:


--------------------------------------------------------------------------------
Terminated Within                       Termination Charges
--------------------------------------------------------------------------------
0-12 months from start of TERM          Difference between ** and the **
                                        (excluding power fees and Access Fees)
                                        paid by Customer through termination
                                        date
--------------------------------------------------------------------------------
13-24 months from start of TERM         Customer will pay COMSTOR **
--------------------------------------------------------------------------------
25-35 months from start of TERM         Customer will pay COMSTOR **
--------------------------------------------------------------------------------
36 or more months from start of TERM    **
--------------------------------------------------------------------------------


COMSTOR CORPORATION                       SAGE NETWORKS, INC.


/s/ Barry Culman                          /s/ Leonard J. Fassler
---------------------------------         ---------------------------------
Barry Culman                  DATE            Leonard J. Fassler       DATE
President                                     Co-Chairman



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